EXHIBIT 10.11

STOCK PURCHASE AGREEMENT

This Stock Purchase Agreement is dated as of this 25" day of March, 2019 by and between Matthew Wolfson (the ASeller”) and Petar Gajic (the “Buyer’).

WHEREAS, the Buyer is an employee of Electromedical Technologies, Inc., a Delaware company (the “Company”); and

WHEREAS, previously, the Seller had orally agreed to sell 500,000 of his shares of the Company (the “Shares”) to the Buyer for the par price per share which Seller paid for his shares of the Company; and

WHEREAS, the Seller and Buyer agree that it is in their best interest to memorialize in writing the sale of the Shares.

NOW THEREFORE, in consideration of the mutual promises, covenants, representations and warranties contained herein, and other good and valuable consideration, and with the intent that, upon consummation of the transactions contemplated herein, and upon the terms set forth herein the parties hereby agree to as follows:

1.	The Seller agrees to sell, and Buyer agrees to purchase, the Shares for $50.00.

2.	Seller represents that he has good and marketable title to the Shares. IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

SELLER: MATTHEW WOLSON BUYER: PETAR GAJIC.

Mathew fson Petar Gajic

11-ZU1U

Yur I-JIU45

Notice to Purchaser - In the event that this check is lost, misplaced or Cashier's Check - Customer Copy stolen, a sworn statement and 90-day waiting period will be required prior to replacement This check should be negotiated within 90 days

Void After 90 Days

Fifty and 00/100 Dollars ToThe MATTHEW WOLFSON

Order Of 500,000 SHARES PURCHASE Remitter (Purchased By): PETAR GAJIC

Bank of America, N.A. PHOENIX, AZ